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                                   EXHIBIT 4.3

                                PLEDGE AGREEMENT


       This PLEDGE AGREEMENT (this "Agreement") is made and entered into as of July 26, 2001 by and among NOVELLUS SYSTEMS, INC., a California corporation (the "Grantor"), having its chief executive office at 4000 North First Street, San Jose, California 95134, LASALLE BANK NATIONAL ASSOCIATION, having an office at 135 South LaSalle Street, Suite 1960, Chicago, Illinois 60603, in its capacity as trustee (the "Indenture Trustee") for the holders (the "Holders") of the Securities (as hereinafter defined) issued by the Grantor under the Indenture referred to below, and UNION BANK OF CALIFORNIA, N.A., having an office (the "Account Office") at 475 Sansome Street, 12th Floor, San Francisco, California 94111, as securities intermediary (in such capacity, the "Pledge Trustee") with respect to the Pledge Account (as hereinafter defined). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Indenture.

                               W I T N E S S E T H

       WHEREAS, the Grantor and the Indenture Trustee have entered into that certain Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Grantor is issuing on the date hereof $880,000,000 in aggregate principal amount of its Liquid Yield Option(TM) Notes due 2031 (the "Securities"); and

       WHEREAS, subject to the terms of this Agreement, the Pledge Trustee has established a securities account (the "Pledge Account") at the Account Office, registered in the name of the Indenture Trustee, as entitlement holder, and designated as Account No. 6711671200, Reference: "Union Bank of California, N.A. as Pledge Trustee, Novellus Systems, Inc. Convertible Bond Collateral A/C"; and

       WHEREAS, the Grantor has agreed to deposit $862,400,000 with the Pledge Trustee and the Pledge Trustee will use all or a portion of such funds on the date hereof to cause the purchase of security entitlements with respect to non redeemable U. S. Government Securities which will mature in an aggregate principal amount of not less than $880,000,000 on or before July 26, 2002 (such security entitlements being, collectively, the "Pledged Securities") for the account of the Pledge Trustee for credit to the Pledge Account; and

       WHEREAS, if the Pledge Trustee, using all of such funds, is unable on the date hereof to cause the purchase of Pledged Securities in an amount that will be sufficient, upon receipt of the scheduled interest and principal payments in respect thereof, to provide for the fulfillment of the Grantor's obligation to purchase the Securities on July 26, 2002 in the event that Holders of the Securities elect to require the Grantor to purchase their Securities on that date, the Grantor shall, on the date hereof, deposit such additional cash as will be sufficient, together with any Pledged Securities that the Pledge Trustee shall have purchased, to provide for the fulfillment of the Grantor's obligation, with the Pledge Trustee for the account of the Pledge Trustee;

       WHEREAS, to secure the obligations of the Grantor under the Indenture and the Securities to purchase the Securities on July 26, 2002 in the event that Holders of the Securities elect to require the Grantor to purchase their Securities on that date and all other amounts payable by the Grantor under the Indenture until July 26, 2002 (collectively, the "Obligations"), the Grantor has agreed (i) to grant to the Indenture Trustee, for its benefit and the ratable benefit of the Holders of the Securities, a security interest in the Pledge Account and all cash, Pledged Securities and other Collateral (as hereinafter defined) from time to time deposited therein or credited thereto and


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(ii) to execute and deliver this Agreement in order to secure the payment and performance by the Grantor of all the Obligations; and

       WHEREAS, it is a condition precedent to the purchase of the Securities by the initial Holders thereof that the Grantor shall have granted the security interests contemplated by this Agreement; and

       WHEREAS, unless otherwise defined herein or in the Indenture, terms used herein that are defined in Article 8 or 9 of the Uniform Commercial Code as in effect in the State of New York (the "UCC") are used herein as therein defined:

       NOW, THEREFORE, in consideration of the mutual promises herein contained, and in order to induce the initial Holders to purchase the Securities, the Grantor hereby agrees with the Indenture Trustee, for the benefit of the Indenture Trustee and for the ratable benefit of the Holders of the Securities, and with the Pledge Trustee as follows:

       SECTION 1. GRANT OF SECURITY INTEREST. THE GRANTOR HEREBY GRANTS TO THE INDENTURE TRUSTEE, FOR ITS BENEFIT AND FOR THE RATABLE BENEFIT OF THE HOLDERS OF THE SECURITIES, A SECURITY INTEREST IN AND TO ALL OF THE GRANTOR'S RIGHT, TITLE AND INTEREST IN, TO AND UNDER THE FOLLOWING, IN EACH CASE WHETHER NOW OWNED OR HEREAFTER ACQUIRED, WHEREVER LOCATED AND WHETHER NOW OR HEREAFTER EXISTING (HEREINAFTER COLLECTIVELY REFERRED TO AS THE "COLLATERAL"):

              (a) the Pledge Account;

              (b) all cash or credit balances from time to time deposited in or credited to the Pledge Account;

              (c) the Pledged Securities and all other financial assets (including certificated and uncertificated securities) and security entitlements from time to time deposited in, credited to, or created or otherwise carried in the Pledge Account;

              (d) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral;

              (e) all securities (whether certificated or uncertificated) or other financial assets, security entitlements, securities accounts, accounts, general intangibles, instruments, documents, cash or deposit accounts representing or evidencing any or all of the Collateral; and

              (f) to the extent not covered by clauses (a) through (e) above, all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses
(a) through (e) above).


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       SECTION 2. SECURED OBLIGATIONS. THIS AGREEMENT AND THE GRANT OF A
SECURITY INTEREST IN THE COLLATERAL SECURE THE PROMPT AND COMPLETE PAYMENT AND PERFORMANCE WHEN DUE OF ALL OBLIGATIONS NOW OR HEREAFTER EXISTING, WHETHER FOR PURCHASE PRICE, CONTINGENT INTEREST, IF ANY, LIQUIDATED DAMAGES, IF ANY, FEES, INDEMNITIES OR OTHERWISE, AND ALL OBLIGATIONS OF THE GRANTOR NOW OR HEREAFTER EXISTING UNDER THIS AGREEMENT (ALL SUCH OBLIGATIONS AND SUCH OTHER OBLIGATIONS BEING, COLLECTIVELY, THE "SECURED OBLIGATIONS"). WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THIS AGREEMENT AND THE GRANT OF A SECURITY INTEREST IN THE COLLATERAL HEREUNDER SECURE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE PAYMENT OF ALL AMOUNTS THAT CONSTITUTE PART OF THE SECURED OBLIGATIONS AND THAT WOULD BE OWED BY THE GRANTOR TO THE INDENTURE TRUSTEE OR THE HOLDERS UNDER THE SECURITIES OR THE INDENTURE BUT FOR THE FACT THAT THEY ARE UNENFORCEABLE OR NOT ALLOWABLE DUE TO THE EXISTENCE OF A BANKRUPTCY, REORGANIZATION OR SIMILAR PROCEEDING INVOLVING THE GRANTOR.

       SECTION 3. MAINTAINING THE PLEDGE ACCOUNT. PRIOR TO OR CONCURRENTLY WITH THE EXECUTION AND DELIVERY HEREOF AND FOR SO LONG AS ANY SECURED OBLIGATION SHALL REMAIN OUTSTANDING,

              (a) the Indenture Trustee shall establish and maintain (and the Pledge Trustee shall maintain and administer in accordance with this Agreement) the Pledge Account with the Pledge Trustee at the Account Office in accordance with the terms of this Agreement. The Pledge Account shall at all times be under the sole dominion and control of, and shall at all times be segregated from any other custodial, collateral or other accounts maintained by, or under the dominion and control of, the Indenture Trustee;

              (b) it shall be a term and condition of the Pledge Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Pledge Account, and except as otherwise provided by the provisions of Section 5 and Section 15.9 of this Agreement, that no Collateral (including proceeds thereof) shall be paid or released from the Pledge Account to or for the account of, or withdrawn by or for the account of, and no entitlement orders with respect to any of the Collateral shall be given to the Pledge Trustee by, the Grantor or any other Person other than the Indenture Trustee as provided herein;

              (c) subject to the provisions of this Agreement, the Pledge Account shall be registered in the name of the Pledge Trustee on the books and records of the Pledge Trustee, the Indenture Trustee shall be identified on such books and records as the entitlement holder with respect to all security entitlements in all financial assets from time to time held in or credited to the Pledge Account, and the Indenture Trustee shall have the sole right to (i) deliver entitlement orders with respect to the Pledge Account and any Collateral from time to time credited thereto, deposited therein or represented thereby without further consent by the Grantor or (ii) make withdrawals from the Pledge Account or otherwise exercise any other rights with respect to any Collateral from time to time credited thereto or on deposit therein without further consent of the Grantor;

              (d) the Pledge Account shall be subject to such applicable laws, and such applicable regulations of any appropriate banking or governmental authority, as may now or hereafter be in effect, including without limitation any applicable regulations of the Board of Governors of the Federal Reserve System; and

              (e) upon maturity of any of the Pledged Securities, the proceeds from such Pledged Securities may be reinvested in non-redeemable U.S. Government Securities which will mature on or prior to July 26, 2002 upon the instruction by the Grantor to the Indenture Trustee who shall instruct the Pledge Trustee to effect such reinvestment pursuant to an Issuer Order which shall identify such U.S. Government Securities. After any such reinvestment, the term "Pledged Securities" shall include such U.S. Government Securities.

       SECTION 4. ACQUISITION OF PLEDGED SECURITIES FOR CREDIT TO THE PLEDGE ACCOUNT.

              On the date hereof, the Pledge Trustee shall purchase or cause the purchase of the Pledged Securities for the account of the Pledge Trustee for credit to the Pledge Account.


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              (a) Upon transfer or credit of the Pledged Securities to the
Pledge Trustee, as confirmed to the Pledge Trustee by the Federal Reserve Bank of New York or another securities intermediary at which the Pledge Trustee maintains a securities account, the Pledge Trustee shall make appropriate book entries indicating that the Pledged Securities have been credited to and are held in the Pledge Account.

       SECTION 5. DISBURSEMENTS FROM THE PLEDGE ACCOUNT; TRANSFERS OF ADDITIONAL AMOUNTS TO THE PLEDGE ACCOUNT.

              (a) On July 26, 2002, the Indenture Trustee, may, pursuant to written instructions given by the Indenture Trustee to the Pledge Trustee (each an "Issuer Order"), instruct the Pledge Trustee to release from the Pledge Account, and pay to the Holders of the Securities electing to require the Grantor to purchase the Securities, proceeds of the Pledged Securities sufficient to provide for payment in full of the Purchase Price of the Securities. Upon receipt of an Issuer Order, the Pledge Trustee will release funds from (and to the extent of) proceeds of the Pledged Securities in the Pledge Account in an amount sufficient to provide for the payment in full of such Purchase Price, as instructed in such Issuer Order, and to transfer such funds to the Indenture Trustee who will distribute such funds to the Holders of the Securities in accordance with the payment provisions of the Indenture.

              (b) If at any time the scheduled interest and principal payments in respect of the Pledged Securities then credited to the Pledge Account, together with any cash then held in the Pledge Account, exceed 100% of the amount necessary, as certified in writing by a nationally recognized firm of independent accountants selected by the Grantor and delivered to the Indenture Trustee, to provide for the payment of the Purchase Price of all of the outstanding Securities on July 26, 2002, the Grantor may instruct the Indenture Trustee, pursuant to an Issuer Order, to direct the Pledge Trustee to release any such excess amount to the Grantor or to another party designated by the Grantor (the "Grantor's Designee"). Upon receipt of such Issuer Order (which shall be accompanied by a certificate from such nationally recognized firm of independent accountants stating that the scheduled interest and principal payments in respect of the Pledged Securities credited to the Pledge Account, together with any cash held in the Pledge Account, in each case after giving effect to such release, equal or exceed 100% of the amount necessary to provide for the payment of the Purchase Price of all of the outstanding Securities on July 26, 2002), the Indenture Trustee shall, as soon as reasonably practicable, instruct the Pledge Trustee to release funds from (and to the extent of) proceeds of such Pledged Securities in accordance with such Issuer Order and the accompanying certificate and to transfer such funds to the Grantor or the Grantor's Designee, as the case may be.

              (c) Upon the release of any Collateral from the Pledge Account in accordance with the terms of this Section 5, whether upon release of proceeds of Collateral to the Indenture Trustee for the benefit of the Holders as payment of the Purchase Price of the Securities or upon release of proceeds of Collateral to the Grantor or the Grantor's Designee as provided in Section 5(b), the security interest evidenced by this Agreement in such released Collateral will automatically terminate and be of no further force and effect.

              (d) On the Business Day prior to July 26, 2002, the Indenture Trustee shall give the Pledge Trustee notice (by Issuer Order) as to the amount which will be paid pursuant to Section 5(a).

              (e) Nothing contained in this Agreement (including without limitation the provisions hereof regarding the delivery of Issuer Orders by the Indenture Trustee to the Pledge Trustee) shall (i) afford the Grantor any right to issue entitlement orders to the Pledge Trustee or any other Person with respect to the Pledge Account or any security entitlement in respect of the Pledged Securities, or otherwise afford the Grantor control of the Pledge Account or any such security entitlement, or (ii) otherwise give rise to any rights of the Grantor with respect to the Pledge Account, the Pledged Securities, or any security entitlement thereto, other than the Grantor's rights under this Agreement as the beneficial owner of Collateral pledged to and subject to the exclusive dominion and control of the Indenture Trustee in its capacity as such. The Grantor acknowledges, confirms and agrees that the Indenture Trustee holds a security interest in the Pledged Securities solely as Indenture Trustee for the Holders of the Securities.


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              (f) Anything contained herein to the contrary notwithstanding, prior to any release of any Collateral to the Grantor or the Grantor's Designee, the Grantor shall deliver to the Indenture Trustee such certificates, opinions or other documents as may be required by the Indenture or the Trust Indenture Act in connection with such release and shall otherwise comply with the requirements of the Indenture and the Trust Indenture Act applicable thereto.

              (g) If at any time the Grantor is obligated to pay any amount to the Indenture Trustee pursuant to the terms of this Agreement and the Indenture Trustee charges such amount against the Pledge Account with the result that the scheduled interest and principal payments in respect of the Pledged Securities then credited to the Pledge Account, together with any cash then held in the Pledge Account, are less than 100% of the amount necessary to provide for the payment in full of amounts owing on the Securities, the Grantor shall deposit cash into the Pledge Account in the amount of such deficiency and shall deliver to the Indenture Trustee a certificate from a nationally recognized firm of independent accountants stating that the scheduled interest and principal payments in respect of the Pledged Securities credited to the Pledge Account, together with any cash held in the Pledge Account, in each case after giving effect to such deposit by the Grantor, equal or exceed 100% of the amount necessary to provide for the payment in full amounts owing on the Securities.

       SECTION 6. PLEDGE TRUSTEE. (a) THE PLEDGE TRUSTEE, HEREBY REPRESENTS AND WARRANTS TO, AND AGREES WITH THE GRANTOR AND THE INDENTURE TRUSTEE, AS FOLLOWS:

              (a) It is a securities intermediary as of the date hereof and, for so long as this Agreement remains in effect and the Pledge Trustee is acting as the Pledge Trustee hereunder, it shall remain a securities intermediary and shall at all times act in such capacity with respect to the Indenture Trustee, the Pledge Account and all other Collateral.

              (b) The Pledge Account is and will be maintained as a securities account.

              (c) Each item of property (whether cash, certificated or uncertificated securities, security certificates, security entitlements or any other property whatsoever) credited to the Pledge Account shall be treated as a financial asset.

              (d) All financial assets in registered form or payable to, or to the order of, any Person and credited to the Pledge Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Pledge Trustee, and in no case during the term of this Agreement will any financial asset credited to the Pledge Account be registered in the name of, payable to or to the order of, or endorsed to, the Grantor, except to the extent the foregoing have been subsequently endorsed by the Grantor to the Pledge Trustee or in blank.

              (e) It (i) shall, upon written direction from the Indenture Trustee, as entitlement holder with respect to the Pledge Account, the Pledged Securities and all other Collateral, and without further consent from the Grantor, comply with all instructions, entitlement orders and directions of any kind originated by the Indenture Trustee concerning the Collateral, including without limitation directions to liquidate or otherwise dispose of the Collateral as and to the extent directed by the Indenture Trustee and to pay over to the Indenture Trustee, or as otherwise directed by the Indenture Trustee, all proceeds and other value therefrom or otherwise distributed with respect thereto, without any set-off or deduction, and (ii) shall not, except as otherwise directed in writing by the Indenture Trustee, as entitlement holder with respect to the Pledge Account, the Pledged Securities and all other Collateral, comply or agree to comply with any instructions, entitlement orders or directions of any kind that are originated by the Grantor or any other Person with respect to any of the Collateral.

              (f) Except for the claims and interests of the Indenture Trustee under this Agreement and the rights of the Grantor vis-a-vis the Indenture Trustee hereunder, it does not know of any claim to or security interest or other interest in the Collateral.

              (g) It hereby waives its rights to set off any obligations of the Grantor to it against any or all of the Collateral, and hereby agrees that any and all liens, encumbrances, claims or security interests which it may have


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against the Collateral, either now or in the future, are and shall be subordinate and junior in right of payment to the prior payment in full of all Secured Obligations.

       SECTION 7. REPRESENTATIONS AND WARRANTIES. THE GRANTOR HEREBY REPRESENTS AND WARRANTS THAT:

              (a) The execution and delivery by the Grantor of, and the performance by the Grantor of its obligations under, this Agreement will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Grantor or any agreement or other instrument binding upon the Grantor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Grantor or any of its subsidiaries, or result in the creation or imposition of any Lien on any assets of the Grantor, except for the security interests granted under this Agreement.

              (b) No consent of any other Person and no approval, authorization or order of, action by or qualification with, any governmental authority, regulatory body, agency or other third party is required (i) for the execution, delivery or performance by the Grantor of its obligations under this Agreement or (ii) for the grant by the Grantor of the security interests created by this Agreement. No consent of any other Person and no approval, authorization or order of, action by or qualification with, any governmental authority, regulatory body, agency or other third party is required for the exercise by the Indenture Trustee of the rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement.

              (c) The Grantor is the beneficial owner of the Collateral, free and clear of any Lien or claim of any Person (except for the security interests created by this Agreement). The Grantor has not at any time transferred any of the Collateral to any Person other than the Indenture Trustee or encumbered any of the Collateral with a Lien in favor of any other Person. No financing statement or instrument similar in effect covering all or any part of the Grantor's interest in any of the Collateral is on file in any public or recording office, other than the financing statements filed pursuant to this Agreement. The Grantor has no trade names.

              (d) This Agreement has been duly authorized, executed and delivered by the Grantor and constitutes a valid and binding agreement of the Grantor, enforceable against the Grantor in accordance with its terms, except as the enforceability hereof may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles of general applicability.

              (e) Upon the transfer to the Pledge Trustee of the Pledged Securities and the crediting thereof to the Pledge Account in accordance with
Section 4 above, the grant of a security interest in the Collateral pursuant to this Agreement for the benefit of the Indenture Trustee and the Holders of the Securities will create a valid and perfected first priority security interest in such Collateral securing the payment of the Secured Obligations.

              (f) There are no legal or governmental proceedings pending or, to the best of the Grantor's knowledge, threatened to which the Grantor or any of its subsidiaries is a party or to which any of the properties of the Grantor or any such subsidiary is subject that would adversely affect the power or ability of the Grantor to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

              (g) The pledge of the Collateral pursuant to this Agreement is not prohibited by any law or governmental regulation (including, without limitation, Regulations U and X of the Board of Governors of the Federal Reserve System) applicable to the Grantor.

              (h) No Default or Event of Default exists.

              (i) The Grantor represents and warrants to the Indenture Trustee as follows: (w) the Grantor's exact legal name is that indicated on the signature page hereof, (x) the Grantor is a corporation organized in the State of California, (y) the Grantor's organizational identification number is 1180361, and (z) the Grantor's place of business


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or, if more than one, its chief executive office as well as the Grantor's mailing address is as is set forth in Section 15.1.

       SECTION 8. FURTHER ASSURANCES.

              (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor will, promptly upon reasonable request by the Indenture Trustee, execute and deliver or cause to be executed and delivered, or use its best efforts to procure, all assignments, instruments and other documents, all in form and substance reasonably satisfactory to the Indenture Trustee, deliver any instruments to the Indenture Trustee and take any other actions that may be necessary or, in the reasonable opinion of the Indenture Trustee, desirable to perfect, continue the perfection of, or protect the first priority of the Indenture Trustee's security interest in and to the Collateral, to protect the Collateral against the rights, claims, or interests of third Persons (other than any such rights, claims or interests created by or arising through the Indenture Trustee) or to effect the purposes of this Agreement.

              (b) The Grantor hereby authorizes the Indenture Trustee to file any financing or continuation statements with respect to the Collateral without the signature of the Grantor (to the extent permitted by applicable law); provided, however, that the Grantor shall not be relieved of any of its obligations under Section 8(a) hereof. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

              (c) The Grantor will furnish to the Indenture Trustee from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Indenture Trustee may reasonably request, all in reasonable detail.

              (d) The Grantor will promptly pay all costs and expenses reasonably incurred in connection with any of the foregoing within 30 days of receipt of an invoice therefor. The Grantor also agrees, whether or not requested by the Indenture Trustee, to take all actions that are necessary to perfect and to continue the perfection of, and to protect the first priority of, the Indenture Trustee's security interest in and to the Collateral, including the filing of all necessary financing and continuation statements, and to protect the Collateral against the rights, claims or interests of third Persons (other than any such rights, claims or interests created by or arising through the Indenture Trustee).

              (e) (i) The Grantor hereby irrevocably authorizes the Indenture Trustee at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (x) indicate the Collateral as being of an equal or lesser scope or with greater detail, and (y) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the appropriate jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment.

              (f) The Pledge Trustee covenants and agrees with the Grantor and the Indenture Trustee that for so long as the Pledge Trustee holds assets in the Pledge Account, the Pledge Trustee will, as soon as reasonably practicable, certify in writing the aggregate dollar value of the assets held in such Pledge Account on a monthly basis, as of the Grantor's fiscal month end or at such other time as the parties may mutually agree. The Grantor will provide the Pledge Trustee with a schedule of its fiscal months as soon as such schedule becomes reasonably available.

       SECTION 9. COVENANTS. THE GRANTOR COVENANTS AND AGREES WITH THE INDENTURE TRUSTEE AND THE HOLDERS OF THE SECURITIES THAT FROM AND AFTER THE DATE OF THIS AGREEMENT UNTIL PAYMENT IN FULL OF THE SECURED OBLIGATIONS:

              (a) (i) it will not (and will not purport to) sell or otherwise dispose of, or grant any option, right or warrant with respect to, any of the Collateral or its beneficial interest therein, and (ii) it will not create or permit to exist any Lien or other adverse interest in or with respect to its beneficial interest in any of the Collateral (except for the security interests granted under this Agreement);


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              (b) it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Indenture Trustee's rights or remedies hereunder, including without limitation the Indenture Trustee's right to sell or otherwise dispose of the Collateral, or (ii) fail to pay or discharge when due any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral; and

              (c) The Grantor covenants with the Indenture Trustee that without providing at least 30 days prior written notice to the Indenture Trustee, the Grantor will not change its name, its place of business or, if more than one, chief executive office, or its mailing address or organizational identification number and the Grantor will not change its type of organization, jurisdiction of organization or other legal structure.

       SECTION 10. POWER OF ATTORNEY. IN ADDITION TO ALL OF THE POWERS GRANTED TO THE INDENTURE TRUSTEE PURSUANT TO THE INDENTURE, THE GRANTOR HEREBY APPOINTS AND CONSTITUTES THE INDENTURE TRUSTEE AS THE GRANTOR'S ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION), WITH FULL AUTHORITY IN THE PLACE AND STEAD OF THE GRANTOR AND IN THE NAME OF THE GRANTOR OR OTHERWISE, FROM TIME TO TIME IN THE INDENTURE TRUSTEE'S REASONABLE DISCRETION TO TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT THAT THE INDENTURE TRUSTEE MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION:

              (a) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipt for moneys due and to become due under or in respect of any of the Collateral,

              (b) to receive, indorse and collect any drafts or other instruments, documents and chattel paper,

              (c) to file any claims or take any action or institute any proceedings that the Indenture Trustee may reasonably deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Indenture Trustee with respect to any of the Collateral, and

              (d) to pay or discharge any taxes or Liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Indenture Trustee in its sole discretion, and such payments made by the Indenture Trustee to become part of the Secured Obligations of the Grantor to the Indenture Trustee, due and payable immediately upon demand;

provided, however, that the Indenture Trustee shall have no obligation to perform any of the foregoing actions. The Indenture Trustee's authority under this Section 10 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Grantor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Grantor's name on all financing statements (to the extent permitted by applicable law) or any other documents reasonably deemed necessary or appropriate by the Indenture Trustee to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Grantor's name on any notice of Lien, and to take any other actions arising from or incident to the powers granted to the Indenture Trustee in this Agreement. This power of attorney is coupled with an interest and is irrevocable by the Grantor.

       SECTION 11. NO ASSUMPTION OF DUTIES; REASONABLE CARE. THE RIGHTS AND POWERS CONFERRED ON THE PLEDGE TRUSTEE AND THE INDENTURE TRUSTEE HEREUNDER ARE SOLELY TO PRESERVE AND PROTECT THE SECURITY INTEREST OF THE INDENTURE TRUSTEE AND THE HOLDERS OF THE SECURITIES IN AND TO THE COLLATERAL GRANTED HEREBY AND SHALL NOT BE INTERPRETED TO, AND SHALL NOT, IMPOSE ANY DUTIES ON THE PLEDGE TRUSTEE OR THE INDENTURE TRUSTEE IN CONNECTION THEREWITH OTHER THAN THOSE EXPRESSLY PROVIDED HEREIN OR IN THE INDENTURE OR IMPOSED UNDER APPLICABLE LAW. EXCEPT AS PROVIDED BY HEREIN, BY APPLICABLE LAW OR BY THE INDENTURE, EACH OF THE PLEDGE TRUSTEE AND THE INDENTURE TRUSTEE SHALL BE DEEMED TO HAVE EXERCISED REASONABLE CARE IN THE CUSTODY AND PRESERVATION OF ANY COLLATERAL IN ITS POSSESSION IF THE COLLATERAL IS ACCORDED TREATMENT SUBSTANTIALLY EQUAL TO THAT WHICH THE PLEDGE TRUSTEE OR INDENTURE TRUSTEE, AS THE CASE MAY BE, ACCORDS SIMILAR PROPERTY HELD BY ITSELF FOR ITS OWN ACCOUNT, IT BEING UNDERSTOOD THAT NEITHER THE INDENTURE TRUSTEE NOR THE PLEDGE TRUSTEE SHALL HAVE ANY RESPONSIBILITY FOR (a) ASCERTAINING OR TAKING ACTION WITH RESPECT TO CALLS, CONVERSIONS, EXCHANGES,

MATURITIES OR OTHER MATTERS RELATIVE TO ANY COLLATERAL, WHETHER OR NOT THE PLEDGE TRUSTEE OR THE INDENTURE TRUSTEE HAS OR IS DEEMED TO HAVE KNOWLEDGE OF SUCH MATTERS, (b) TAKING ANY NECESSARY STEPS TO PRESERVE RIGHTS AGAINST ANY PARTIES WITH RESPECT TO ANY COLLATERAL OR (c) INVESTING OR REINVESTING ANY OF THE COLLATERAL OR ANY LOSS ON ANY INVESTMENT. WITHOUT LIMITING ANY RIGHTS OF THE INDENTURE TRUSTEE HEREUNDER, THE RIGHTS AND LIMITATIONS UPON THE LIABILITY OF THE INDENTURE TRUSTEE SET FORTH IN ARTICLE 7 OF THE INDENTURE ARE EXPRESSLY INCORPORATED HEREIN AND MADE A PART HEREOF.

       SECTION 12. INDEMNITY. THE GRANTOR SHALL INDEMNIFY, HOLD HARMLESS AND DEFEND THE INDENTURE TRUSTEE, THE PLEDGE TRUSTEE AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES, FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, OBLIGATIONS, LIABILITIES AND EXPENSES, INCLUDING DEFENSE COSTS, INVESTIGATIVE FEES AND COSTS, AND LEGAL FEES AND DAMAGES ARISING FROM THEIR EXECUTION OF OR PERFORMANCE UNDER THIS AGREEMENT, EXCEPT TO THE EXTENT THAT SUCH CLAIM, ACTION, OBLIGATION, LIABILITY OR EXPENSE IS DIRECTLY ATTRIBUTABLE TO THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PERSON. THIS INDEMNIFICATION SHALL SURVIVE THE TERMINATION OF THIS AGREEMENT FOR A PERIOD OF TIME FROM THE TERMINATION OF THIS AGREEMENT EQUAL TO THE STATUTORY LIMITATION OF CLAIMS FOR BREACH OF A WRITTEN CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AS IN EFFECT ON THE DATE HEREOF.

       SECTION 13. REMEDIES UPON EVENT OF DEFAULT. IF ANY EVENT OF DEFAULT SHALL HAVE OCCURRED AND BE CONTINUING:

              (a) The Indenture Trustee may exercise, in addition to all other rights given by law or by this Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction and also may, without notice except as specified below, (i) sell, redeem or liquidate any of the Collateral, (ii) transfer any or all of the Collateral to any account designated by the Indenture Trustee, including an account or accounts established in the Indenture Trustee's name, (iii) register title to any Collateral in any name specified by the Indenture Trustee, including the name of the Indenture Trustee or any of its nominees or agents, without reference to any interest of the Grantor, or (iv), sell the Collateral or any part thereof in one or more parcels at any broker's board or at public or private sale, in one or more sales or lots, at any of the Indenture Trustee's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Indenture Trustee may deem commercially reasonable. The Grantor agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required before any sale of any of the Collateral pursuant to the terms of this Agreement; provided, however that, without prejudice to the foregoing, to the extent notice of any such sale shall be required by law, the Grantor agrees that at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Indenture Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Indenture Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely free from any claim, encumbrance or right of any kind whatsoever created by or through the Grantor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Indenture Trustee or any Holder of Securities may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. All expenses (including court costs and reasonable attorneys' fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral. If there are insufficient Pledged Securities together with proceeds of Pledged Securities and other Collateral in the Pledge Account to make any required payment on the Secured Obligations, the Grantor shall be liable to the Indenture Trustee for any deficiency.

              (b) The Indenture Trustee may, without notice to the Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Pledge Account or any part thereof.

              (c) The Grantor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 13 valid and binding and in compliance with any and all other applicable requirements of law. The Grantor further agrees that a breach of any of the covenants contained in this Section 13 will cause irreparable injury to the Indenture Trustee and the Holders of the Securities, that the Indenture Trustee and the Holders of the Securities have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 13 shall be specifically enforceable against the Grantor and, to the fullest extent permitted by law, the Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

       SECTION 14. EXPENSES. THE GRANTOR SHALL PAY THE PLEDGE TRUSTEE COMPENSATION FOR ITS SERVICES HEREUNDER IN ACCORDANCE WITH THE TERMS SET FORTH IN A SEPARATE AGREEMENT BETWEEN THE GRANTOR AND THE PLEDGE TRUSTEE. THE GRANTOR WILL UPON DEMAND PAY TO THE INDENTURE TRUSTEE AND THE PLEDGE TRUSTEE THE AMOUNT OF ANY AND ALL REASONABLE EXPENSES, INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES, EXPENSES AND DISBURSEMENTS OF COUNSEL, EXPERTS AND AGENTS RETAINED BY THE INDENTURE TRUSTEE OR THE PLEDGE TRUSTEE, AS THE CASE MAY BE, THAT THE INDENTURE TRUSTEE OR THE PLEDGE TRUSTEE, AS THE CASE MAY BE, MAY INCUR IN CONNECTION WITH (a) THE REVIEW, NEGOTIATION AND ADMINISTRATION OF THIS AGREEMENT, (b) THE CUSTODY OR PRESERVATION OF, OR THE SALE OF, COLLECTION FROM, OR OTHER REALIZATION UPON, ANY OF THE COLLATERAL, (c) THE EXERCISE OR ENFORCEMENT OF ANY OF THE RIGHTS OF THE INDENTURE TRUSTEE AND THE HOLDERS OF THE SECURITIES HEREUNDER OR (d) THE FAILURE BY THE GRANTOR TO PERFORM OR OBSERVE ANY OF THE PROVISIONS HEREOF.

       SECTION 15. MISCELLANEOUS PROVISIONS.

              Section 15.1. Notices. Any notice or other communication given hereunder shall be sufficiently given if in writing and delivered in person or mailed by first class mail, commercial courier service or telecopier communication, addressed as follows:

              IF TO THE GRANTOR:
              Novellus Systems, Inc.
              4000 North First Street
              San Jose, California 95134
              Attention:  Treasurer
              Fax: (408) 943-3448

       IF TO THE INDENTURE TRUSTEE:

              LaSalle Bank National Association
              135 South LaSalle Street
              Suite 1960
              Chicago, Illinois 60603
              Attention: Wayne M. Evans, First Vice President, Corporate Trust
                         Services Division
              Fax: (312) 904-2236

       IF TO THE PLEDGE TRUSTEE:

              Union Bank of California, N.A.
              475 Sansome Street, 12th Floor
              San Francisco, California 94111
              Attention: Corporate Trust Department
              Fax: (415) 296-6757

       All such notices and other communications shall, when mailed, delivered or telecopied, respectively, be effective when deposited in the mails, delivered or telecopied, respectively, addressed as aforesaid.

              Section 15.2. No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret another pledge, security or debt agreement of the Grantor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Agreement.

              Section 15.3. Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then, to the fullest extent permitted by law, such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

              Section 15.4. Headings. The headings in this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

              Section 15.5. Counterpart Originals. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

              Section 15.6. Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.

              Section 15.7. Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Agreement and any consent to any departure by the Grantor from any provision of this Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Neither the Indenture Trustee nor any Holder of Securities shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any Event of Default or in any breach of any of the terms and conditions hereof. Failure of the Indenture Trustee or any Holder of Securities to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Indenture Trustee or any Holder of Securities of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Indenture Trustee or such Holder would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

              Section 15.8. Interpretation of Agreement. To the fullest extent permitted by applicable law, acceptance of or acquiescence in a course of performance rendered under this Agreement shall not be relevant to determine the meaning of this Agreement even though the accepting or acquiescing party had knowledge of the nature of the performance and opportunity for objection.

              Section 15.9. Continuing Security Interest; Termination.

              (a) This Agreement shall create a continuing security interest in and to the Collateral and shall, unless otherwise provided in this Agreement, remain in full force and effect until the payment in full in cash of the Secured Obligations. This Agreement shall be binding upon the Grantor, its transferees, successors and assigns, and shall inure, together with the rights and remedies of the Indenture Trustee hereunder, to the benefit of the Indenture Trustee, the Holders of the Securities, the Pledge Trustee and their respective successors, transferees and assigns.

              (b) This Agreement (other than Grantor's obligations under Sections 12 and 14) shall terminate on the later of payment in full in cash of the Secured Obligations and July 27, 2002. At such time, the Indenture Trustee shall, pursuant to an Issuer Order, direct the Pledge Trustee to promptly transfer to the Grantor all of the Collateral hereunder that has not been sold, disposed of, retained or applied by or on behalf of the Indenture Trustee in accordance with the terms of this Agreement and the Indenture and take all other actions that are necessary to release the security interest created by this Agreement in and to the Collateral, including the execution and delivery of all termination statements necessary to terminate any financing or continuation statements filed with respect to the Collateral. Such transfer shall be without warranty by or recourse to the Indenture Trustee in its capacity as such, except as to the absence of any Liens on the Collateral created by or arising through the Indenture Trustee, and shall be at the expense of the Grantor.

              Section 15.10. Survival of Representations and Covenants. All representations, warranties and covenants of the Grantor contained herein shall survive the execution and delivery of this Agreement.

              Section 15.11. Waivers. The Grantor, to the fullest extent permitted by applicable law, waives presentment and demand for payment of any of the Obligations, protest and notice of dishonor or default with respect to any of the Obligations, and all other notices to which the Grantor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

              Section 15.12. Authority of the Pledge Trustee and the Indenture Trustee.

              (a) Each of the Pledge Trustee and Indenture Trustee shall have and be entitled to exercise all powers hereunder that are specifically granted to it by the terms hereof, together with such powers as are reasonably incident thereto. Each of the Pledge Trustee and the Indenture Trustee may perform any of its duties hereunder or in connection with the Collateral by or through agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Agreement or the Indenture, neither the Indenture Trustee or the Pledge Trustee nor any director, officer, employee, attorney or agent of the Indenture Trustee or Pledge Trustee shall be liable to the Grantor for any action taken or omitted to be taken by the Indenture Trustee or the Pledge Trustee, as the case may be, hereunder, except for its own bad faith, gross negligence or willful misconduct, and neither the Indenture Trustee nor the Pledge Trustee shall be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Indenture Trustee and the Pledge Trustee and their respective directors, officers, employees, attorneys and agents shall be entitled to rely on any communication, instrument or document reasonably believed by it or them to be genuine and correct and to have been signed or sent by the proper person or persons.

              (b) The Grantor acknowledges that the rights and responsibilities of the Indenture Trustee under this Agreement with respect to any action taken by the Indenture Trustee or the exercise or non-exercise by the Indenture Trustee of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Indenture Trustee and the Holders of the Securities, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Indenture Trustee and the Grantor, the Indenture Trustee shall be conclusively presumed to be acting as agent for the Holders of the Securities with full and valid authority so to act or refrain from acting, and the Grantor shall not be obligated or entitled to make any inquiry respecting such authority.

              Section 15.13. Final Expression. This Agreement, together with the Indenture and any other agreement executed in connection herewith, is intended by the parties as a final expression of this Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

              Section 15.14. Rights of Holders of the Securities. No Holder of Securities shall have any independent rights hereunder other than those rights receive payments on the Securities granted to individual Holders of the Securities pursuant to the Indenture; provided that nothing in this subsection shall limit any rights granted to the Indenture Trustee under the Securities or the Indenture.

              Section 15.15. Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Damages.

              (a) THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED UNDER THE LAWS OF THE STATE OF NEW YORK.

              (b) ANYTHING CONTAINED IN THIS AGREEMENT OR IN ANY OTHER AGREEMENT BETWEEN THE INDENTURE TRUSTEE AND THE PLEDGE TRUSTEE TO THE CONTRARY NOTWITHSTANDING, THE PLEDGE TRUSTEE JURISDICTION WITH RESPECT TO THE PLEDGE TRUSTEE FOR PURPOSES OF SECTIONS 8-110(e), 9-305(a)(3) AND 9-304(b)(1) OF THE UCC SHALL BE THE STATE OF NEW YORK.

              (c) THE GRANTOR HEREBY APPOINTS CT CORPORATION SYSTEM WITH AN OFFICE ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AGENT FOR SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND FOR ACTIONS BROUGHT UNDER U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK AND AGREES TO SUBMIT TO THE JURISDICTION OF ANY SUCH COURT.

              (d) THE GRANTOR AGREES THAT THE INDENTURE TRUSTEE SHALL, IN ITS CAPACITY AS INDENTURE TRUSTEE OR IN THE NAME AND ON BEHALF OF ANY HOLDER OF SECURITIES, HAVE THE RIGHT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW (AND TO THE EXTENT THE INDENTURE TRUSTEE HAS RECEIVED INDEMNITY DEEMED SATISFACTORY TO IT AND HAS AGREED TO DO SO), TO PROCEED AGAINST THE GRANTOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE GRANTOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE INDENTURE TRUSTEE TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE INDENTURE TRUSTEE. THE GRANTOR AGREES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE INDENTURE TRUSTEE TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE INDENTURE TRUSTEE, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED. THE GRANTOR WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN THE CITY OF NEW YORK IN THE BOROUGH OF MANHATTAN ONCE THE INDENTURE TRUSTEE HAS COMMENCED A PROCEEDING DESCRIBED IN THIS PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

              (e) THE GRANTOR AGREES THAT NONE OF ANY HOLDER OF SECURITIES, (EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT OR THE INDENTURE) THE INDENTURE TRUSTEE IN ITS CAPACITY AS TRUSTEE, OR THE PLEDGE TRUSTEE IN ITS CAPACITY AS PLEDGE TRUSTEE SHALL HAVE ANY LIABILITY TO THE GRANTOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE GRANTOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON THE INDENTURE TRUSTEE OR SUCH HOLDER OF SECURITIES, AS THE CASE MAY BE, THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE INDENTURE TRUSTEE OR SUCH HOLDERS OF SECURITIES, AS THE CASE MAY BE, CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

              (f) TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GRANTOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE INDENTURE TRUSTEE OR ANY HOLDER OF SECURITIES IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE INDENTURE TRUSTEE OR ANY HOLDER OF SECURITIES, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE GRANTOR ON THE ONE HAND AND THE INDENTURE TRUSTEE AND/OR THE HOLDERS OF THE SECURITIES ON THE OTHER HAND.

       IN WITNESS WHEREOF, the Grantor, the Indenture Trustee and the Pledge Trustee have each caused this Agreement to be duly executed and delivered as of the date first above written.

                                        Grantor:

                                        NOVELLUS SYSTEMS, INC.


                                        By:  /s/ Robert H. Smith
                                             Name: Robert H. Smith
                                             Title: Chief Financial Officer and
                                                    Executive Vice-President


                                        Indenture Trustee:

                                        LASALLE BANK NATIONAL ASSOCIATION


                                        By:  /s/ Wayne Evans
                                             Name: Wayne Evans
                                             Title: First Vice-President


                                        Pledge Trustee:

                                        UNION BANK OF CALIFORNIA, N.A.


                                        By:  /s/ Vicki Elnick
                                             Name: Vicki Elnick
                                             Title: Vice President